Exhibit 4.6

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 13, 2019, is made and entered into by and among Clarivate Analytics Plc, a public limited company organized under the laws of the Island of Jersey (the “Company”), Churchill Capital Corp, a Delaware corporation (“Acquiror”), Churchill Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned parties listed under Holder on the signature page hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 8.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company, Acquiror, Camelot Holdings (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey, CCC Merger Sub, Inc., a Delaware corporation, and Camelot Merger Sub (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey, are party to that certain Agreement and Plan of Merger, dated January 14, 2019 (the “Merger Agreement”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Merger Agreement, the Holders will hold Company Shares (as defined below) and/or warrants to purchase Company Shares;

WHEREAS, Acquiror and certain of the Sponsor Holders (as defined below) are a party to a Registration Rights Agreement, dated as of September 6, 2018 (the “Prior Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Acquiror and the Sponsor Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the Company and the Holders (other than the Sponsor Holders) desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I.
DEFINITIONS

1.1         Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Acquiror” shall have the meaning given in the Preamble.

“Adverse Disclosure” shall mean public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Affiliates” with respect to the Onex Shareholders and the Baring Shareholders, respectively, shall not include the Company or its Subsidiaries.

“Agreement” shall have the meaning given in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning specified in Section 3.1.

“Baring Shareholders” shall have the meaning specified in the Shareholders Agreement.

“Blue Sky” shall mean state securities regulation and requirements.

“Board” shall mean the Board of Directors of the Company.

“Company” shall have the meaning given in the Preamble.

“Company Shares” shall mean the ordinary shares of no par value in the capital of the Company and any shares or other securities into or for which such shares are hereafter converted or exchanged.

“Demand Notice” shall have the meaning specified in Section 2.1.6.

“Demand Period” shall have the meaning specified in Section 2.1.5.

“Demand Registration” shall have the meaning specified in Section 2.1.1.

“Demand Registration Statement” shall have the meaning specified in Section 2.1.1.

“Demand Suspension” shall have the meaning specified in Section 2.1.8.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

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“Founder Shares Lock-up Period” shall have the meaning specified in the Sponsor Agreement.

“Holders” shall have the meaning given in the Preamble.

“Investor Shareholders” shall have the meaning specified in the Shareholders Agreement.

“Investor Shareholder Lock-up Period” shall mean the period commencing on the date hereof and ending on the one hundred eightieth (180th) day after the date hereof.

“Loss” shall have the meaning specified in Section 6.1.

“Management Shareholders” shall have the meaning specified in the Shareholders Agreement.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Onex Shareholders” shall have the meaning specified in the Shareholders Agreement.

“Permitted Transferees” shall mean (a) in the case of any Sponsor Holder, any permitted transferee as provided in paragraph 7(c) of the Sponsor Agreement, (b) in the case of any Holder (other than any Sponsor Holder) that is not an individual, any Affiliate of such Holder (including existing affiliated investment funds or vehicles that at all times remain Affiliates) and (c) in the case of any Holder (other than any Sponsor Holder) who is an individual, (i) any successor by death or (ii) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Company Shares.

“Piggyback Registration” shall have the meaning specified in Section 2.2.1.

“Preemption Notice” shall have the meaning specified in Section 2.1.7.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post effective amendments, and all other material incorporated by reference in such prospectus.

“Public Offering” shall mean a public offering and sale of Company Shares pursuant to an effective Registration Statement under the Securities Act.

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“Registrable Securities” shall mean (a) all Company Shares owned of record by the Holders and (b) warrants to purchase Company Shares held by the Holders (including any Company Shares issued or issuable upon the exercise of any such warrant); provided, however, that only the Company Shares and warrants to purchase Company Shares, in each case, held by the Sponsor Holders that have vested in accordance with the terms of paragraph 7(d) of the Sponsor Agreement shall be deemed Registrable Securities, except (x) with respect to such Company Shares subject only to time-based vesting under paragraph 7(d) of the Sponsor Agreement, such Company Shares shall be deemed Registrable Securities if such Company Shares will vest within sixty (60) days of the effective date of the applicable Registration Statement and (y) with respect to Company Shares and warrants to purchase Company Shares subject to performance vesting under paragraph 7(d) of the Sponsor Agreement, such Company Shares and warrants to purchase Company Shares shall be deemed Registrable Securities if the Company, upon the written request of the Sponsor Representative, reasonably determines that such Company Shares or warrants to purchase Company Shares are reasonably likely to vest within sixty (60) days of the effective date of the applicable Registration Statement; provided, further, that no such Company Shares or warrants to purchase Company Shares may be sold under any Registration Statement until such Company Shares or warrants to purchase Company Shares shall have vested in accordance with the terms of paragraph 7(d) of the Sponsor Agreement. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such Registration Statement, (ii) in the case of such securities held by the Investor Shareholders or the Sponsor Holders, they shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any similar rule that may be adopted by the SEC), (iii) in the case of such securities held by the Management Shareholders, they shall have become eligible for distribution to the public pursuant to Rule 144 under the Securities Act (or any similar rule that may be adopted by the SEC), or (iv) they shall have ceased to be outstanding.

“Registration” shall mean the registration of securities with the SEC pursuant to a Registration Statement.

“Registration Expenses” shall have the meaning specified in Section 5.1.

“Registration Statement” shall mean any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits to and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

“Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement of the Company, dated as of January 14, 2019, by and among the Company, the Onex Shareholders, the Baring Shareholders, and the other Persons party thereto from time to time, as the same may be amended, restated or modified from time to time.

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“Shelf Period” shall have the meaning specified in Section 2.1.5.

“Shelf Registration Statement” shall mean a Registration Statement filed with the SEC on either (a) Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3 or Form F-3, an evergreen Registration Statement on Form S-1 or Form F-1 (or any successor form or other appropriate form under the Securities Act), in each case, for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Takedown Notice” shall have the meaning specified in Section 2.1.6.

“Shelf Takedown Request” shall have the meaning specified in Section 2.1.2(a).

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Agreement” means the Sponsor Agreement, dated as of January 14, 2019, by and among the Company, Acquiror, the Sponsor Holders and the other parties thereto, as the same may be amended, restated or modified from time to time.

“Sponsor Holders” means the Sponsor, Garden State Capital Partners LLC, M. Klein Associates, Inc., Michael S. Klein, Martin Broughton, Balakrishnan S. Iyer, Karen G. Mills, Sheryl von Blucher, Jerre Stead, the Iyer Family Trust dated 1/25/2001, Mills Family I, LLC, K&BM LP and JMJS Group – II, LP.

“Sponsor Representative” means (a) Jerre Stead or (b) following the death of Jerre Stead, the disqualification, resignation or removal of Jerre Stead as a director of the Company or the date on which Jerre Stead no longer beneficially owns any Company Shares, (i) Michael Klein or (ii) if Michael Klein has died, been disqualified, resigned or removed as a director of the Company or no longer beneficially owns any Company Shares, then the Person selected by the Sponsor Holders then holding a majority of the Company Shares held by the Sponsor Holders and reasonably acceptable to the Investor Shareholders. “Beneficially owns” for purposes of this definition shall include securities held by Churchill Sponsor LLC for the benefit of a Sponsor Holder other than Sponsor.

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which (a) a majority of shares of stock or other equity or economic interests are owned or controlled, directly or indirectly, through one or more intermediaries, by such specified Person or (b) the outstanding shares of stock or other equity interests having voting power at such time to elect a majority of the board of directors or other comparable governing body of such Person, or to otherwise control such Person, are at the time owned or controlled by, directly or indirectly, one or more intermediaries, or both, by such specified Person.

“Underwritten Offering” shall mean a Public Offering in which Company Shares are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Takedown” means an underwritten Public Offering pursuant to an effective Shelf Registration Statement.

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“WKSI” shall have the meaning specified in Section 3.1.

Article II.
REGISTRATIONS

2.1         Demand Registrations.

2.1.1         Demand by Holders. At any time and from time to time, any Investor Shareholder or the Sponsor Representative, on behalf of the Sponsor Holders, may make a written request to the Company for Registration of Registrable Securities held by such Investor Shareholder or the Sponsor Holders, as applicable, and any other Holders of Registrable Securities; provided, that the Baring Shareholders, collectively, may only make three (3) such written requests; provided, further that (x) for so long as the Investor Shareholders beneficially own, in the aggregate, at least two hundred thousand (200,000) Company Shares, the Sponsor Representative may only make one (1) such written request and only if the Company is eligible to file a Registration Statement on Form S-3 or Form F-3 at the time of such written request and (y) after such time as the Investor Shareholders cease to beneficially own, in the aggregate, at least two hundred thousand (200,000) Company Shares, the Sponsor Representative may only make three (3) such written requests (including any such request pursuant to the foregoing clause (x)). Any such requested Registration shall hereinafter be referred to as a “Demand Registration.” Any Demand Registration may request that the Company register Registrable Securities on an appropriate form, including a Shelf Registration Statement and, if the Company is a WKSI, an automatic shelf registration statement. The Company shall promptly provide to the Investor Shareholders or the Sponsor Representative, as applicable, the information necessary to determine the Company’s status as a WKSI upon reasonable request. Each request for a Demand Registration shall specify the aggregate number of Registrable Securities to be registered. As soon as reasonably practicable following a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under the Securities Act.

2.1.2         Shelf Takedown.

(a)          At any time the Company has an effective Shelf Registration Statement with respect to an Investor Shareholder’s Registrable Securities, by notice to the Company, an Investor Shareholder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Investor Shareholder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

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(b)          At any time the Company has an effective Shelf Registration Statement with respect to a Sponsor Holder’s Registrable Securities, by at least seven (7) business days’ advance written notice to the Company and the Investor Shareholders, the Sponsor Representative may make a Shelf Takedown Request to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Sponsor Holder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose, in each case, unless, within four (4) business days of receipt of such notice, an Investor Shareholder delivers a Shelf Takedown Request to the Company, in which case, the Sponsor Representative’s Shelf Takedown Request shall be automatically withdrawn and Section 2.1.6 shall apply with respect to the Investor Shareholder’s Shelf Takedown Request.

2.1.3         Limitation on Demand Registration and Underwritten Shelf Takedowns. The Company shall not be obligated to (x) file a Demand Registration Statement under this Section 2.1 unless the aggregate purchase price of the Registrable Securities to be included in the requested Registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed, or, in the case of a Shelf Registration Statement, reasonably expected to be sold pursuant thereto from time to time) is greater than $100,000,000 (or, in the case of a Demand Registration initiated by the Sponsor Representative, either (i) $75,000,000 or (ii) 7,500,000 Company Shares), or (y) effect any Underwritten Shelf Takedown unless the aggregate purchase price of the Registrable Securities to be sold is greater than $50,000,000 (or, in the case of a Demand Registration initiated by the Sponsor Representative, either (i) $50,000,000 or (ii) 5,000,000 Company Shares).

2.1.4         Demand Withdrawal. Any Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices from the Investor Shareholder(s) or the Sponsor Representative, as applicable, requesting a withdrawal of its Registrable Securities from a Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement unless otherwise requested by the Onex Shareholders to the extent an Onex Shareholder has Registrable Securities in such Demand Registration; provided that, if the Baring Shareholder or the Sponsor Representative, as applicable, requests such withdrawal, and the Onex Shareholders request that such withdrawal not be effected, then (x) the withdrawing Baring Shareholder or the Sponsor Holders, as applicable, shall not be required to continue participating in such Demand Registration and (y) such Demand Registration will not count as one of the Baring Shareholders’ or the Sponsor Representative’s, as applicable, Demand Registrations. Any Demand Registration initiated by the Baring Shareholder or the Sponsor Representative that is withdrawn by such initiating shareholder in accordance with this Section 2.1.4 due to adverse market conditions shall not be considered a request for a Demand Registration by such party under Section 2.1.1.

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2.1.5         Effective Registration. A registration request pursuant to Section 2.1.1 shall not be deemed a Demand Registration unless the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period when all Registrable Securities covered by such Demand Registration Statement have been sold), or if such Registration Statement relates to an Underwritten Offering, then such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (a) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (b) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”).

2.1.6         Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1.1 (other than in connection with an Underwritten Offering effected pursuant to a Shelf Registration Statement) but in no event more than two (2) business days thereafter, the Company shall deliver a written notice (a “Demand Notice”) of such Demand Registration request to all Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) business days after the date that the Demand Notice has been delivered. Promptly upon receipt of any Shelf Takedown Request for an Underwritten Shelf Takedown, but in no event more than two (2) business days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”), the Company shall deliver a written notice (a “Shelf Takedown Notice”) of such Shelf Takedown Request to all Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (other than to Management Shareholders), and the Company shall include in such Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within two (2) business days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered.

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2.1.7         Preemption. If not more than thirty (30) days prior to receipt of any request for a Demand Registration pursuant to Section 2.1.1, the Company shall have (a) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (b) solicited bids for a primary offering of Company Shares or (c) otherwise reached an understanding with an underwriter with respect to a primary offering of Company Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders making a request for a Demand Registration within five (5) days after the Company has received the request. The period of preemption may be up to forty-five (45) days following the date of the Preemption Notice or such longer period as the Company is subject to a lock-up pursuant to Section 7.3. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 2.1.7 more than once during any 12 month period.

2.1.8         Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (a) more than once during any twelve (12) month period or (b) for a period exceeding forty-five (45) days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or as may be requested by the Holders of a majority of the Registrable Securities that are included in such Demand Registration Statement.

2.1.9         Underwritten Offering. If the Holders of not less than a majority of the Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering. The Holders initiating the underlying Demand Registration for such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that (i) any such managing underwriter or underwriters shall be reasonably acceptable to the Company and (ii) in the event that an Investor Shareholder is participating in such Underwritten Offering and did not initiate the underlying Demand Registration, such managing underwriter or underwriters shall be reasonably acceptable to the applicable Investor Shareholder, such consent not to be unreasonably withheld, conditioned or delayed.

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2.1.10         Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities included therein) or an Underwritten Shelf Takedown advise the Company in writing (which, for the avoidance of doubt, may be via e-mail) that, in its or their opinion, the number of securities requested to be included in such Demand Registration or Underwritten Shelf Takedown exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company will include in such offering, (a) first, the number of Registrable Securities requested by all Holders of Registrable Securities to be included in such offering that, in the opinion of such managing underwriter(s) (or, in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities included therein), can be sold without having such significant adverse effect, such amount to be allocated among all such Holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such Holder, (b) second, only if all of the Registrable Securities referred to in clause (a) have been included in such offering, the securities the Company proposes to sell and (c) third, only if all of the securities referred to in clauses (a) and (b) have been included in such offering, any other securities eligible for inclusion in such Registration.

2.2         Piggyback Registration.

2.2.1         Participation. If the Company proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of Company Shares for its own account or for the account of any other Persons (other than (a) a Registration under Section 2.1, (b) a Registration on Form S-4 or S-8 or any successor form thereto, (c) a Registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to any benefit or incentive plan or (d) a Registration Statement relating to the registration of Company Shares in connection with a payment under the Tax Receivable Agreement (as defined in the Merger Agreement)), then, as soon as practicable (but in no event less than ten (10) days prior to the initial filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, three (3) days prior to the anticipated pricing date), the Company shall give written notice of such proposed filing or Public Offering to all Holders of Registrable Securities (other than Management Shareholders in connection with a registration effected pursuant to a Shelf Registration Statement (including any Underwritten Shelf Takedown)), and such notice shall offer such Holders of Registrable Securities the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall include in such Registration Statement or in such Public Offering all such Registrable Securities which are requested to be included therein within ten (10) days after the Company has given such notice or, in the case of a Public Offering under a Shelf Registration Statement, one (1) day prior to the pricing date; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register or sell or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders under Section 2.1, and (ii) in the case of a determination to delay registering or selling, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. If such Public Offering is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2.1 must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2.1 must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the pricing of such Registration.

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2.2.2         Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company in writing (which, for the avoidance of doubt, may be via e-mail) that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Piggyback Registration shall be (a) first, the number of Registrable Securities that the Company proposes to sell, that, in the opinion of such managing underwriter(s), can be sold without having such significant adverse effect, (b) second, only if all securities referred to in clause (a) have been included in such registration, the number of Registrable Securities requested by all Investor Shareholders to be included in such offering that, in the opinion of such managing underwriter(s), can be sold without having such significant adverse effect, pro rata on the basis of the respective number of Registrable Securities then held by each such Investor Shareholder, (c) third, only if all securities referred to in clauses (a) and (b) have been included in such offering, the number of Registrable Securities requested by all Management Shareholders and Sponsor Holders to be included in such offering that, in the opinion of such managing underwriter(s), can be sold without having such significant adverse effect, pro rata on the basis of the respective number of Registrable Securities then held by each such Management Shareholder and Sponsor Holder and (d) fourth, only if all securities referred to in clauses (a), (b) and (c) have been included in such Registration, the number of Company Shares that any other Person exercising a contractual right to demand Registration proposes to sell that, in the opinion of such managing underwriter(s), can be sold without having such significant adverse effect, pro rata on the basis of the respective number of Company Shares then held by each such Person.

2.2.3         No Effect on Demand Registrations or Shelf Takedowns. No Registration of Registrable Securities effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligations under Section 2.1.

2.3         Restrictions on Registration Rights. Notwithstanding anything to the contrary contained in this Agreement, no Registration Statement shall become effective, (a) with respect to any Registrable Securities held by any Sponsor Holder, until after the expiration of the Founder Shares Lock-up Period, and (b) with respect to any Registrable Securities held by any Investor Shareholder, until after the expiration of the Investor Shareholder Lock-up Period.

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Article III.
REGISTRATION PROCEDURES

3.1         General Procedures. In connection with the Company’s Registration obligations under Sections 2.1 and 2.2, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall, among other things:

3.1.1         prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed and (y) except in the case of a Registration under Section 2.2, not file any Registration Statement or Prospectus or amendments or supplements thereto or any free writing prospectus related thereto to which the Investor Shareholder(s) or the Sponsor Representative, as applicable, requesting a Demand Registration or an Underwritten Shelf Takedown, as applicable, or the underwriters, if any, shall reasonably object;

3.1.2         as soon as reasonably practicable file with the SEC a Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable thereafter;

3.1.3         prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus or any free writing prospectus related thereto as may be (a) reasonably requested by any participating Investor Shareholder, (b) reasonably requested by any participating Holder to the extent such request relates to information relating to such Holder, or (c) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

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3.1.4         notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing (which, for the avoidance of doubt, may be via e-mail) and provide copies of the relevant documents, as soon as practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus or any free writing prospectus related thereto has been filed and/or used, (b) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

3.1.5         promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any free writing prospectus related thereto or the information conveyed to any purchaser at the time of sale to such purchaser contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus, any free writing prospectus and any information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser which shall correct such misstatement or omission or effect such compliance;

3.1.6         use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Registration Statement, preliminary or final Prospectus;

3.1.7         use its reasonable best efforts to incorporate in a Prospectus supplement or post-effective amendment such information as (x) the managing underwriter or underwriters, (y) the participating Investor Shareholder(s) and (z) in the case of a Demand Registration by the Sponsor Representative, the Sponsor Representative agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

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3.1.8         furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

3.1.9         deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto or any free writing prospectus relating thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto or any free writing prospectus relating thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

3.1.10         on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.1.5;

3.1.11         cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least two (2) business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

3.1.12         use its reasonable best efforts to (a) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities and (b) keep such registration or qualification in effect for so long as such registration statement remains in effect;

3.1.13         deliver promptly to counsel to the Holders of Registrable Securities and each underwriter, if any, participating in the offering of the Registrable Securities copies of all comment letters from the SEC or its staff with respect to such Registration Statement;

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3.1.14         not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates, if applicable, for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

3.1.15         make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

3.1.16         enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as (x) the participating Investor Shareholder(s), (y) in the case of a Demand Registration by the Sponsor Representative, the Sponsor Representative or (z) the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

3.1.17         use its reasonable best efforts to obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company (including outside counsel) dated the date of the closing(s) under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

3.1.18         use its reasonable best efforts to, in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, a comfort letter from the Company’s independent certified public accountants (and, if necessary and to the extent that the Company or any business acquired after the date hereof has previously engaged such independent certified public accountants or independent auditors, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are required to be included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

3.1.19         use commercially reasonably efforts to cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any securities exchange on which such Registrable Securities are traded or will be traded;

3.1.20         use commercially reasonably efforts to, to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter (as such term is defined in FINRA Rule 5121(f)(12));

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3.1.21         use its reasonable best efforts to comply with the Securities Act and, if applicable, make available to its securityholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

3.1.22         use its reasonably best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

3.1.23         use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted;

3.1.24         subject to appropriate confidentiality arrangements, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the participating Investor Shareholder(s) or the Sponsor Representative, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Investor Shareholder(s), Sponsor Representative or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors, employees, agents and representatives to, and use its reasonable best efforts to cause the independent public accountants who have certified its financial statements to, make themselves available to discuss the business of the Company and to supply all information requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility;

3.1.25         in the case of an Underwritten Offering, cause the senior executive officers of the Company and its Subsidiaries to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

3.1.26         take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

3.1.27         in connection with any Underwritten Offering, if at any time the information conveyed to a purchaser at the time of sale to such purchaser includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

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3.1.28         provide all such other certificates, letters, opinions and other requested documents customarily provided in public offerings similar to the offering then being undertaken; and

3.1.29         take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration is submitted to the Company, and such Demand Registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3 or Form F-3, the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered by the Investor Shareholders or the Sponsor Representative. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. To the extent required in order to maintain an effective Automatic Shelf Registration Statement covering the Registrable Securities, the Company shall file a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to file a new Shelf Registration Statement and keep such Shelf Registration Statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Shelf Registration Statement for the benefit of the holders of any securities other than the Investor Shareholders, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Investor Shareholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

3.2         Obligations of the Holders. The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

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3.3         Suspension of Use of Prospectus. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.5, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1.5, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.1.5 or is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4         Blue Sky Laws. If any such Registration Statement or comparable statement under Blue Sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any state Blue Sky law then in force, the deletion of the reference to such Holder.

Article IV.
UNDERWRITTEN OFFERINGS

4.1         Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Investor Shareholder(s) requesting such Demand Registration or Underwritten Shelf Takedown and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Article VI. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of such underwriting agreement. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (a) contain such representations and warranties by such Holders of Registrable Securities and such other terms as are generally prevailing in agreements of that type, including indemnities, and the aggregate amount of liability of any Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering, and (b) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.

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4.2         Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.2 and subject to the provisions of Section 2.2.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration, all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of the Registrable Securities to be offered in such Registration shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (a) contain such representations and warranties by such Holders of Registrable Securities and such other terms as are generally prevailing in agreements of that type, including indemnities, and the aggregate amount of liability of any Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering, and (b) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.

4.3         Participation in Underwritten Registrations. Subject to Sections 4.1 and 4.2, no Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in, and agrees to become a party to, any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, medallion guarantees, indemnities and other documents required under the terms of such underwriting arrangements or otherwise reasonably requested by the underwriters.

4.4         Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in the Underwritten Offering.

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Article V.
REGISTRATION EXPENSES

5.1         Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, and all reasonable out-of-pocket costs and expenses incurred by the Holders in connection with any registration and sale of Registrable Securities pursuant to this this Agreement (excluding (x) any underwriters’ or brokerage discounts or commissions payable in respect of the sale of Registrable Securities by any Holder and (y) except as set forth in clauses (g) and (h) below, fees and expenses of legal counsel to any Holder) shall be paid by the Company, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or other applicable governmental entity (including reasonable fees and disbursements of counsel for the underwriters in connection with the FINRA qualification of the Registrable Securities), (b) all fees and expenses in connection with compliance with any securities or Blue Sky laws and determination of the eligibility of the Registrable Securities for investment under the laws of the various jurisdictions (including reasonable fees and disbursements of counsel for the underwriters in connection with Blue Sky qualification of the Registrable Securities), (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance) or its Subsidiaries or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, (e) Securities laws liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (g) all reasonable fees and disbursements of one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by the Onex Shareholders and their Affiliates being registered, one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by the Baring Shareholders and their Affiliates being registered and, in the case of a Demand Registration by the Sponsor Representative, one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by the Sponsor Holders being registered, and, in the case of a Registration Statement which is not a Demand Registration Statement by the Sponsor Representative, all reasonable fees and disbursements of lead counsel designated by the holders of a majority of the Registrable Securities owned by the Onex Shareholders and their Affiliates or the Baring Shareholders and their Affiliates, as the case may be, (h) all reasonable fees and disbursements of such local or special legal counsel as may reasonably be required by the Holders of a majority of the Registrable Securities participating in such Registration, (i) any reasonable fees and disbursements of underwriters (excluding any underwriters’ or brokerage discounts or commissions payable in respect of the sale of Registrable Securities by any Holder) customarily paid by issuers or sellers of securities, (j) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (k) fees and expenses of a Qualified Independent Underwriter (as such term is defined in FINRA Rule 5121(f)(12)) and its counsel, if any, (l) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (m) all expenses incurred in connection with promotional efforts or “roadshows” for any Underwritten Offering, including all travel (including any aircraft chartered for such purpose), meals and lodging, and (n) fees and disbursements of transfer agents, registrars and custodians. All such expenses are referred to herein as “Registration Expenses”.

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Article VI.
INDEMNIFICATION

6.1         Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, security holders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith or in any information conveyed to any purchaser at the time of the sale to such purchaser, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus related thereto or the information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading, (c) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto or (d) any registration or qualification of securities under Blue Sky laws; provided, however, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other disclosure document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

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6.2         Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) from and against any Losses resulting from (a) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith or (b) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus related thereto in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement, concerns such selling Holder or its ownership of the securities of the Company and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

6.3         Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (b) permit such indemnifying party to assume the defense of such claim, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action (or consent or other restriction on action) other than the payment of money by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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6.4         Contribution. If for any reason the indemnification provided for in Sections 6.1 and 6.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the acts, statements or omissions that resulted in such losses or (b) if the allocation provided by clause (a) above is not permitted by applicable law, then such proportion as is appropriate to reflect not only the relative fault referred to in clause (a) above but also the relative benefit of the indemnifying party on the one hand and of the indemnified party or parties on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits of such parties shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses). In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 6.1 and 6.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Article VI, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 6.1 and 6.2 hereof without regard to the provisions of this Section 6.4. The remedies provided for in this Article VI are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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6.5         Third Party Beneficiaries. The Company and the Holders agree that the other parties indemnified pursuant to this Article VI are express and intended third party beneficiaries of this Article VI.

Article VII.
ADDITIONAL REGISTRATION MATTERS

7.1         Reporting Obligations. The Company covenants that, at its own expense, it will use reasonable best efforts to file timely the reports required to be filed by it under the Exchange Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof (and such Holder shall be entitled to rely upon the accuracy of such written statement).

7.2         Waiver of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the Onex Shareholders and the Baring Shareholders, acting together, may waive compliance by the Company with any provision of this Agreement with respect to the Management Shareholders, including waiving any obligation to include Registrable Securities held by the Management Shareholders in connection with any offering or Registration.

7.3         Holdback Agreement. If the Company at any time shall register Registrable Securities (including any registration pursuant to the terms hereof) for sale to the public, the Holders (and, in the case of a registration of Registrable Securities pursuant to Section 2.1.1, the Company) hereby agree, at the request of the Company or any Investor Shareholder or the Sponsor Representative, as applicable, requesting registration of Registrable Securities pursuant to Section 2.1, (a) not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Company Shares or other equity securities of the Company, or securities convertible into, exercisable or exchangeable for or that represent the right to receive equity securities of the Company (including any warrants to purchase Company Shares), without the prior written consent of the managing underwriters of such Public Offering, for a period designated by such managing underwriter or, in the case of a registration of Registrable Securities pursuant to Section 2.1, any Investor Shareholder or the Sponsor Representative, as applicable, requesting such registration, which period shall not last more than 90 days after the effective date of the Registration Statement pursuant to which any Public Offering shall be made, and (b) to enter into agreements regarding the matters set forth in the foregoing clause (a) with such managing underwriters, if any, in connection with any such Public Offering. The Company shall obtain the agreement of any Person permitted to sell shares or any securities convertible into or exchangeable or exercisable for shares in a registration to be bound by and to comply with this Section 7.3 as if such Person was a Holder hereunder.

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Article VIII.
MISCELLANEOUS

8.1         Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

If to the Company, to:

c/o Clarivate Analytics
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom
Attention: Stephen Hartman
E-mail: stephen.hartman@lw.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, DC 20004
Attention: Paul Sheridan and Shaun Hartley
E-mail: paul.sheridan@lw.com and shaun.hartley@lw.com

If to any Holder, at such Holder’s address as set forth in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 8.1.

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8.2         Assignment; No Third Party Beneficiaries.

8.2.1         This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

8.2.2         No Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the provisions of this Agreement.

8.2.3         This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

8.2.4         This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.5 hereof.

8.2.5         No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 8.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 8.2 shall be null and void.

8.3         Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

8.4         Choice of Law; Remedies; Submission to Jurisdiction; Waiver of Jury Trial. To the greatest extent permitted by Jersey law, this Agreement and any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION BELOW SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION BELOW, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

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IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE U.S. FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (AND APPELLATE COURTS THEREOF); (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE); (C) AGREE TO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (D) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (E) AGREE TO SERVICE OF PROCESS IN ANY SUCH LITIGATION, PROCEEDING OR ACTION BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (F) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (G) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

8.5         Amendments and Modifications. This Agreement may be amended only by a written instrument duly executed by the Company and the Investor Shareholders (but only for so long as any Investor Shareholder holds any Company Shares); provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Sponsor Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, shall require the consent of the Sponsor Representative. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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8.6         Other Registration Rights. The Company is not currently a party to, and the Company shall not hereafter enter into, any agreement with respect to its securities that is inconsistent with, or more favorable to a third party than, the rights granted to the Holders by this Agreement.

8.7         Term. This Agreement shall terminate upon the first date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the SEC)) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of this Article VIII (other than Section 8.6) and Article VI shall survive any termination.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CLARIVATE ANALYTICS PLC
a Jersey public limited company

By:	/s/ Paul Edwards
Name: Paul Edwards
Title: Director

ACQUIROR:

CHURCHILL CAPITAL CORP,
a Delaware corporation

By:	/s/ Jerre L. Stead
Name: Jerre L. Stead
Title: CEO

HOLDERS:

CHURCHILL SPONSOR LLC

By:	/s/ Michael Klein
Name: Michael Klein
Title:

GARDEN STATE CAPITAL PARTNERS LLC

By:	/s/ Michael Klein
Name: Michael Klein
Title:

M. KLEIN ASSOCIATES, INC.

By:	/s/ Michael Klein
Name: Michael Klein
Title:

THE IYER FAMILY TRUST DATED 1/25/2001

By:	/s/ Balakrishnan S. Iyer
Name: Balakrishnan S. Iyer
Title: Trustee

[Signature Page to Registration Rights Agreement]

MILLS FAMILY I, LLC

By:	/s/ Karen G. Mills
Name: Karen Mills
Title: Managing Member

K&BM LP By: Karen Mills, its general partner

By:	/s/ Karen G. Mills
Name: Karen Mills
Title: Partner

JMJS GROUP II, LP By: Jerre L. Stead, as Family trustee of the JLS-98 Trust, created July 28, 1998, its general partner

By:	/s/ Jerre L. Stead
Name:
Title:

/s/ Martin Broughton
Name: Martin Broughton

/s/ Balakrishnan S. Iyer
Name: Balakrishnan S. Iyer

/s/ Karen G. Mills
Name: Karen G. Mills

/s/ Sheryl von Blucher
Name: Sheryl von Blucher

/s/ Jerre L. Stead
Name: Jerre Stead

/s/ Michael S. Klein
Name: Michael S. Klein

[Signature Page to Registration Rights Agreement]

ONEX ADVISOR SUBCO LLC

By:	/s/ Joel Greenberg
Name: Joel Greenberg
Title: Director

By:	/s/ Marci Settle
Name: Marci Settle Title: Director

ONEX PARTNERS HOLDINGS LIMITED S.À R.L.

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Type A Manager

By:	/s/ Olivier Dorier
Name: Olivier Dorier
Title: Type B Manager

ONEX PARTNERS IV LP By: Onex Partners IV GP LP, its general partner By: Onex Partners Manager LP, its agent By: Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Managing Director

ONEX PARTNERS IV PV LP By: Onex Partners IV GP LP, its general partner By: Onex Partners IV GP LLC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

[Signature Page to Registration Rights Agreement]

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

ONEX PARTNERS IV SELECT LP By: Onex Partners IV GP LLC, its general partner By: Onex Partners Manager LP, its agent By: Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

ONEX PARTNERS IV GP LP By: Onex Partners Manager LP, its agent By: Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

ONEX US PRINCIPALS LP By: Onex US Principals GP LLC

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

[Signature Page to Registration Rights Agreement]

ONEX CAMELOT CO-INVEST LP By: Onex Partners IV GP LP, its general partner By: Onex Partners Manager LP, its agent By: Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

ELGIN INVESTMENT HOLDINGS LIMITED

By:	/s/ Tariq Syed Usman
Name: Tariq Syed Usman
Title: Alternate Director to Caroline Baker

Management Shareholders:

/s/ Yasemin Agatan
Name: Yasemin Agatan

/s/ Christine Archbold
Name: Christine Archbold

/s/ Nagaraju Bandaru
Name: Nagaraju Bandaru

/s/ Rikard Bandebo
Name: Rikard Bandebo

/s/ Brian Binsfeld
Name: Brian Binsfeld

/s/ David C. Brown
Name: David Brown

/s/ Vincent Caraher
Name: Vincent Caraher

/s/ Andrea Degutis
Name: Andrea Degutis

[Signature Page to Registration Rights Agreement]

/s/ Todd Fegan
Name: Todd Fegan

/s/ Hemant Gandhi
Name: Hemant Gandhi

/s/ Richard Hanks
Name: Richard Hanks

/s/ Vicky Harris
Name: Vicky Harris

/s/ Stephen Hartman
Name: Stephen Hartman

/s/ Shawki Hassoun
Name: Shawki Hassoun

/s/ Jeffrey Huntsman
Name: Jeffrey Huntsman

/s/ Benjamin Kaube
Name: Benjamin Kaube

/s/ David Lee Kochalko
Name: David Lee Kochalko

/s/ Vijayshree Krishnan
Name: Vijayshree Krishnan

/s/ Jeremy Lawson
Name: Jeremy Lawson

/s/ Ian MacLochlainn
Name: Ian MacLochlainn

/s/ Ronda Sue Majure
Name: Ronda Sue Majure

/s/ Jeffrey Mastendino
Name: Jeffrey Mastendino

/s/ Kevin Joseph McCurry
Name: Kevin Joseph McCurry

[Signature Page to Registration Rights Agreement]

/s/ Christopher McKenna
Name: Christopher McKenna

Nadler Family Investments LLC

By: /s/ Jay Nadler
Name: Jay Nadler
Title: Managing Member

/s/ Richard Neale
Name: Richard Neale

/s/ Charles Neral
Name: Charles Neral

/s/ Francis Paleno
Name: Francis Paleno

/s/ Andrew Preston
Name: Andrew Preston

/s/ Janice Read
Name: Janice Read

/s/ Stuart Recher
Name: Stuart Recher

/s/ Jan-Eric Reichelt
Name: Jan-Eric Reichelt

/s/ Jeffrey Roy
Name: Jeffrey Roy

/s/ Kathleen Sullivan
Name: Kathleen Sullivan

/s/ Annette Thomas
Name: Annette Thomas

/s/ Daniel Videtto III
Name: Daniel Videtto III

/s/ Nikola Vujic
Name: Nikola Vujic

/s/ Biao Wang
Name: Biao Wang

/s/ Andrew Wright
Name: Andrew Wright

/s/ Eric Yan
Name: Eric Yan

[Signature Page to Registration Rights Agreement]